Exhibit 99.1

Electronic Arts Reports Q4 and Full Year FY19 Financial Results

REDWOOD CITY, CA - May 7, 2019 — Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended March 31, 2019.

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

“FY20 will be a year of continued growth for our industry, and we’re excited to bring more great entertainment to the expanding audience around the world,” said CEO Andrew Wilson. “Players are engaging with games in more ways than ever before. We’re committed to meeting them where they are with a broad portfolio of amazing new games and live services, choice of engagement models including free-to-play and subscriptions, and new opportunities to play, compete and watch.”

“We ended our fiscal year with strong growth, driven by our live services business which continued to provide a very large, stable and profitable source of net bookings,” said COO and CFO Blake Jorgensen. “Looking ahead, we will bring games to an extraordinary variety of players in fiscal 2020 and deliver on our commitment to players with deep live services content for Ultimate Team, Apex Legends, The Sims 4, Anthem and Battlefield V.”

Selected Operating Highlights and Metrics

•	Digital net bookings* for the trailing twelve months was $3.722 billion, up 5% year-over-year and represents 75% of total net bookings.

•	During the quarter, launched two new original IP titles, Apex LegendsTM and AnthemTM.

•	During the quarter, launched Firestorm battle royale in Battlefield TM V, the biggest BattlefieldTM live service event ever.

•	In FY19, more than 45 million unique players engaged in FIFA 19 and FIFA 18 on console and PC.

•	In FY19, active players in The Sims TM 4 increased by 35% year-over-year.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and, for periods after the fourth quarter of fiscal 2018, mobile platform fees.

Selected Financial Highlights and Metrics
All financial measures are presented on a GAAP basis.

•	Net cash from operating activities was $599 million for the quarter and $1.547 billion for the trailing twelve months.

•	EA repurchased 3.2 million shares for $301 million during the quarter and 11.0 million shares for $1.192 billion during the trailing twelve months.

Impact of Recently Adopted Accounting Standard
At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. For more information about the adoption of Topic 606, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

Quarterly Financial Highlights

	Three Months Ended
	March 31,
	2019	2018
(in $ millions, except per share amounts)
Digital net revenue	1,065	1,102
Packaged goods and other net revenue	173	480
Total net revenue	1,238	1,582

Net income	209	607
Diluted earnings per share	0.69	1.95

Operating cash flow	599	615

Value of shares repurchased	301	148
Number of shares repurchased	3.2	1.2

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its fiscal 2019 GAAP results in order to assess EA’s operating results:

	Three Months Ended March 31, 2019
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	1,238	—	173	(47)	—
Cost of revenue	276	(1)	—	(47)	(1)
Gross profit	962	1	173	—	1
Total operating expenses	766	(16)	—	—	(72)
Operating income	196	17	173	—	73
Interest and other income, net	23	—	—	—	—
Income before provision for income taxes	219	17	173	—	73
Number of shares used in computation:
Diluted	301

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2018.

TTM Financial Highlights

	Twelve Months Ended
	March 31,
	2019	2018
(in $ millions, except per share amounts)
Digital net revenue	3,710	3,450
Packaged goods and other net revenue	1,240	1,700
Total net revenue	4,950	5,150

Net income	1,019	1,043*
Diluted earnings per share	3.33	3.34*

Operating cash flow	1,547	1,692

Value of shares repurchased	1,192	601
Number of shares repurchased	11.0	5.3

*During the twelve months ended March 31, 2018, EA recognized $235 million of incremental income tax expense, or approximately $0.75 per share, due to the application of the Tax Cuts and Jobs Act.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its fiscal 2019 GAAP results in order to assess EA’s operating results:

	Twelve Months Ended March 31, 2019
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	4,950	—	182	(188)	—
Cost of revenue	1,322	(4)	—	(188)	(4)
Gross profit	3,628	4	182	—	4
Total operating expenses	2,632	(37)	—	—	(280)
Operating income	996	41	182	—	284
Interest and other income, net	83	—	—	—	—
Income before provision for income taxes	1,079	41	182	—	284
Number of shares used in computation:
Diluted	306

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2018.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended March 31,		TTM Ended March 31,
	2019	2018	2019	2018
(in $ millions)
Total net revenue	1,238	1,582	4,950	5,150
Change in deferred net revenue (online-enabled games)	173	(327)	182	30
Mobile platform fees	(47)	—	(188)	—
Net bookings	1,364	1,255	4,944	5,180

Business Outlook as of May 7, 2019
The following forward-looking statements reflect expectations as of May 7, 2019. Electronic Arts assumes no obligation to update these statements, except as required by law. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2020 Expectations — Ending March 31, 2020

Financial metrics:

•	Net revenue is expected to be approximately $5.375 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $(125) million.

◦	Mobile platform fees are expected to be approximately $(150) million.

•	Net income is expected to be approximately $2.595 billion. This includes a one-time tax benefit of approximately $1.5 billion (see below).

•	Diluted earnings per share is expected to be approximately $8.56. This includes a one-time tax benefit of approximately $5 per share (see below).

•	Operating cash flow is expected to be approximately $1.575 billion.

•	The Company estimates a share count of 303 million for purposes of calculating fiscal year 2020 diluted earnings per share.

Subsequent to the fiscal year ended March 31, 2019, EA completed an internal transfer of some of its intellectual property rights to its Swiss subsidiary, where EA’s international business is headquartered. This transfer will result in a one-time tax benefit of between $1.5 billion and $3.9 billion, which will be recognized as a deferred tax asset in EA’s consolidated financial statements for the three months ending June 30, 2019. The recognition of the deferred tax asset will add between $5 to $13 per share to GAAP EPS and the low end of this range has been reflected above in EA’s forecast. The forecast of this one-time tax benefit is preliminary and is dependent on the results of Swiss referendums to be voted on later this month.

Operational metric:

•	Net bookings is expected to be approximately $5.100 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2020
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Digital net revenue	4,175	—	(75)	(150)	—
Packaged goods & other net revenue	1,200	—	(50)	—	—
Total net revenue	5,375	—	(125)	(150)	—
Cost of revenue	1,327	(12)	—	(150)	(2)
Operating expense	2,746	(23)	—	—	(353)
Income before provision for income taxes	1,361	35	(125)	—	355
Net income	2,595
Number of shares used in computation:
Diluted shares	303

First Quarter Fiscal Year 2020 Expectations — Ending June 30, 2019

Financial metrics:

•	Net revenue is expected to be approximately $1.130 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $(405) million.

◦	Mobile platform fees are expected to be approximately $(35) million.

•	Net income is expected to be approximately $1.765 billion. This includes a one-time tax benefit of approximately $1.5 billion (see above).

•	Diluted earnings per share is expected to be approximately $5.84. This includes a one-time tax benefit of approximately $5 per share (see above).

•
The Company estimates a share count of 302 million for purposes of calculating first quarter fiscal year 2020 diluted earnings per share. Should the first quarter be a loss, the Company will use the basic share count of 299 million for purposes of calculating first quarter fiscal year 2020 earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $690 million.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending June 30, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Total net revenue	1,130	—	(405)	(35)	—
Cost of revenue	188	(2)	—	(35)	—
Operating expense	650	(5)	—	—	(70)
Income before provision for income taxes	310	7	(405)	—	70
Net Income	1,765
Number of shares used in computation:
Diluted shares	302

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2018.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on Tuesday, May 7, 2019 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal fourth quarter and fiscal year ended March 31, 2019 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 393-4306 (domestic) or (734) 385-2616 (international), using the Conference ID 2997759 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation, a financial model of EA’s historical results and guidance, and an Investor Accounting FAQ on EA’s IR Website. After the conference call, EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 21, 2019 at (855) 859-2056 (domestic) or (404) 537-3406 (international) using pin code 2997759. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2020 expectations under the heading “Business Outlook as of May 7, 2019,” and other information regarding EA's fiscal 2020 expectations contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate”, “plan”, “predict”, “seek”, “goal”, “will”, “may”, “likely”, “should”, “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services or technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

These forward-looking statements are valid as of May 7, 2019. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2019.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2019.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2019, EA posted GAAP net revenue of $4.95 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Need for Speed™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

Apex Legends, Anthem, Battlefield, The Sims, EA SPORTS, Need for Speed, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019 [1]	2018	2019 [1]	2018
Net revenue
Product	216	757	1,593	2,586
Service and other	1,022	825	3,357	2,564
Total net revenue	1,238	1,582	4,950	5,150
Cost of revenue
Product	52	106	517	822
Service and other	224	127	805	455
Total cost of revenue	276	233	1,322	1,277
Gross profit	962	1,349	3,628	3,873
Operating expenses:
Research and development	398	335	1,433	1,320
Marketing and sales	229	130	702	641
General and administrative	123	126	460	469
Acquisition-related contingent consideration	11	—	14	—
Amortization of intangibles	5	5	23	9
Total operating expenses	766	596	2,632	2,439
Operating income	196	753	996	1,434
Interest and other income (expense), net	23	1	83	15
Income before provision for income taxes	219	754	1,079	1,449
Provision for income taxes	10	147	60	406
Net income	209	607	1,019	1,043
Earnings per share
Basic	0.70	1.98	3.36	3.39
Diluted	0.69	1.95	3.33	3.34
Number of shares used in computation
Basic	299	307	303	308
Diluted	301	311	306	312

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on February 5, 2019 for the three months ended March 31, 2019 plus a comparison to the actuals for the three months ended March 31, 2018.

	Three Months Ended March 31,
	2019 [1]		2019 [1]	2018
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,163	75	1,238	1,582
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	56	117	173	(327)
Mobile platform fees	(49)	2	(47)	—
Cost of revenue
Cost of revenue	265	11	276	233
GAAP-based financial data
Acquisition-related expenses	—	(1)	(1)	(1)
Stock-based compensation	—	(1)	(1)	(1)
Mobile platform fees	(49)	2	(47)	—
Operating expenses
Operating expenses	715	51	766	596
GAAP-based financial data
Acquisition-related expenses	(6)	(10)	(16)	(5)
Stock-based compensation	(76)	4	(72)	(68)
Income before tax
Income before tax	195	24	219	754
GAAP-based financial data
Acquisition-related expenses	6	11	17	6
Change in deferred net revenue (online-enabled games)	56	117	173	(327)
Mobile platform fees	—	—	—	—
Stock-based compensation	76	(3)	73	69
Tax rate used for management reporting	18%		18%	21%
Earnings per share
Basic	0.56	0.14	0.70	1.98
Diluted	0.56	0.13	0.69	1.95
Number of shares
Basic	301	(2)	299	307
Diluted	303	(2)	301	311

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2019[1]	March 31, 2018[2]
ASSETS
Current assets:
Cash and cash equivalents	4,708	4,258
Short-term investments	737	1,073
Receivables, net of allowances of $7 and $165, respectively	623	385
Other current assets	313	288
Total current assets	6,381	6,004
Property and equipment, net	448	453
Goodwill	1,892	1,883
Acquisition-related intangibles, net	87	71
Deferred income taxes, net	35	84
Other assets	114	89
TOTAL ASSETS	8,957	8,584
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	113	48
Accrued and other current liabilities	1,052	821
Deferred net revenue (online-enabled games)	1,100	1,622
Total current liabilities	2,265	2,491
Senior notes, net	994	992
Income tax obligations	233	250
Deferred income taxes, net	2	1
Other liabilities	132	255
Total liabilities	3,626	3,989

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	—	657
Retained earnings	5,358	4,062
Accumulated other comprehensive loss	(30)	(127)
Total stockholders’ equity	5,331	4,595
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	8,957	8,584

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. EA’s FY19 Unaudited Condensed Consolidated Balance Sheet reflects the effect of the adoption as of April 1, 2018, which had an impact on the following: receivables, net of allowances, accrued and other current liabilities, deferred net revenue (online-enabled games), deferred income taxes, net, retained earnings and accumulated other comprehensive loss. Financial data for periods prior to April 1, 2018 has not been restated.

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
OPERATING ACTIVITIES
Net income	209	607	1,019	1,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	37	39	145	136
Acquisition-related contingent consideration	14	—	14	—
Stock-based compensation	73	69	284	242
Change in assets and liabilities
Receivables, net	183	502	(88)	(25)
Other assets	(65)	(69)	(24)	10
Accounts payable	24	(60)	59	(44)
Accrued and other liabilities	(120)	(222)	3	43
Deferred income taxes, net	73	74	(16)	204
Deferred net revenue (online-enabled games)	171	(325)	151	83
Net cash provided by operating activities	599	615	1,547	1,692
INVESTING ACTIVITIES
Capital expenditures	(35)	(20)	(119)	(107)
Proceeds from maturities and sales of short-term investments	733	1,510	1,688	3,166
Purchase of short-term investments	(198)	(275)	(1,342)	(2,287)
Acquisitions, net of cash acquired	—	—	(58)	(150)
Net cash provided by investing activities	500	1,215	169	622
FINANCING ACTIVITIES
Proceeds from issuance of common stock	25	21	61	78
Cash paid to taxing authorities for shares withheld from employees	(6)	(8)	(122)	(120)
Repurchase and retirement of common stock	(301)	(148)	(1,192)	(601)
Net cash used in financing activities	(282)	(135)	(1,253)	(643)
Effect of foreign exchange on cash and cash equivalents	4	(3)	(13)	22
Increase in cash and cash equivalents	821	1,692	450	1,693
Beginning cash and cash equivalents	3,887	2,566	4,258	2,565
Ending cash and cash equivalents	4,708	4,258	4,708	4,258

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1[1]	Q2[1]	Q3[1]	Q4[1]	YOY %
	FY18	FY19	FY19	FY19	FY19	Change
Net revenue
Net revenue	1,582	1,137	1,286	1,289	1,238	(22%)
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[3]	(327)	(339)	(20)	368	173
Mobile platform fees	—	(49)	(44)	(48)	(47)
Gross profit
Gross profit	1,349	922	868	876	962	(29%)
GAAP-based financial data
Acquisition-related expenses	1	1	1	1	1
Change in deferred net revenue (online-enabled games)[3]	(327)	(339)	(20)	368	173
Mobile platform fees	—	—	—	—	—
Stock-based compensation	1	1	1	1	1
Gross profit (as a % of net revenue)	85%	81%	67%	68%	78%
Operating income
Operating income	753	300	258	242	196	(74%)
GAAP-based financial data
Acquisition-related expenses	6	7	9	8	17
Change in deferred net revenue (online-enabled games)[3]	(327)	(339)	(20)	368	173
Stock-based compensation	69	70	66	75	73
Operating income (as a % of net revenue)	48%	26%	20%	19%	16%
Net income
Net income	607	293	255	262	209	(66%)
GAAP-based financial data
Acquisition-related expenses	6	7	9	8	17
Change in deferred net revenue (online-enabled games)[3]	(327)	(339)	(20)	368	173
Stock-based compensation	69	70	66	75	73
Tax rate used for management reporting	21%	18%	18%	18%	18%
Net income (as a % of net revenue)	38%	26%	20%	20%	17%
Diluted earnings per share	1.95	0.95	0.83	0.86	0.69	(65%)
Number of diluted shares used in computation
Basic	307	306	305	302	299
Diluted	311	310	307	304	301

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1[1]	Q2[1]	Q3[1]	Q4[1]	YOY %
	FY18	FY19	FY19	FY19	FY19	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	232	116	148	247	169	(27%)
Live services	698	610	412	480	714	2%
Mobile	172	231	220	181	182	6%
Total digital	1,102	957	780	908	1,065	(3%)
Packaged goods and other	480	180	506	381	173	(64%)
Total net revenue	1,582	1,137	1,286	1,289	1,238	(22%)
Total digital	70%	84%	61%	70%	86%
Packaged goods and other	30%	16%	39%	30%	14%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(39)	(20)	9	26	44
Live services	(19)	(160)	(84)	304	131
Mobile	4	(35)	(24)	9	—
Total digital	(54)	(215)	(99)	339	175
Packaged goods and other	(273)	(124)	79	29	(2)
Total change in deferred net revenue (online-enabled games) by composition[3]	(327)	(339)	(20)	368	173
Mobile platform fees	—	(49)	(44)	(48)	(47)

Net revenue by platform
Console	1,196	705	917	885	826	(31%)
PC/Browser	210	197	149	217	217	3%
Mobile	173	233	220	181	190	10%
Other	3	2	—	6	5	67%
Total net revenue	1,582	1,137	1,286	1,289	1,238	(22%)
GAAP-based financial data
Console	(313)	(288)	8	323	87
PC/Browser	(20)	(9)	(4)	33	88
Mobile	5	(42)	(24)	11	(2)
Other	1	—	—	1	—
Total change in deferred net revenue (online-enabled games) by platform[3]	(327)	(339)	(20)	368	173
Mobile platform fees	—	(49)	(44)	(48)	(47)

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1[1]	Q2[1]	Q3[1]	Q4[1]	YOY %
	FY18	FY19	FY19	FY19	FY19	Change
CASH FLOW DATA
Operating cash flow	615	120	(126)	954	599	(3%)
Operating cash flow - TTM	1,692	1,636	1,458	1,563	1,547	(9%)
Capital expenditures	20	32	31	21	35	75%
Capital expenditures - TTM	107	106	107	104	119	11%
Repurchase and retirement of common stock	148	300	299	292	301	103%
DEPRECIATION
Depreciation expense	31	30	30	30	31	—
BALANCE SHEET DATA
Cash and cash equivalents	4,258	3,876	2,881	3,887	4,708
Short-term investments	1,073	1,095	1,664	1,274	737
Cash and cash equivalents, and short-term investments	5,331	4,971	4,545	5,161	5,445	2%
Receivables, net	385	371	966	806	623	62%
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	1	1
Research and development	44	47	39	49	49
Marketing and sales	8	7	9	8	9
General and administrative	16	15	17	17	14
Total stock-based compensation	69	70	66	75	73

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. EA’s FY19 Unaudited Condensed Consolidated Balance Sheets reflect the effect of the adoption as of April 1, 2018, which had an impact on receivables, net of allowances. Financial data for periods prior to April 1, 2018 has not been restated.